POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS


Know all by these presents, that the undersigned's hereby makes, constitutes and appoints John P. McConnell, George P. Stoe and Dale T. Brinkman as the undersigned's true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

(1) 	prepare, execute in the undersigned's name on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC") a Form ID,
including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities
Exchange Act of 1934 or any rule or regulation of the SEC;

(2) 	prepare, execute, acknowledge, deliver and file Forms 3, 4, and 5
(including amendments thereto) with respect to the securities of Worthington Industries, an Ohio corporation (the "Company"), with the United States Securities and Exchange Commission, the New York Stock Exchange, and the Company, as considered necessary or advisable under Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the "Exchange Act");

(3)	seek or obtain, as the undersigned's representative and on the undersigned's behalf information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and

(4) 	perform any and all other acts which in the discretion of such attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

The undersigned acknowledges that:

(1)	this Power of Attorney authorizes but does not require such attorney in fact to act in their discretion on information provided to such attorney in fact without independent verification of such information

(2)	any documents prepared and/or executed by such attorney in fact on behalf of the undersigned pursuant to the Power of Attorney will be in such form and will contain such information and disclosure as such attorney in fact, in his discretion, deems necessary or desirable;

(3)	neither the company nor such attorney-in-fact assumes (i) any liability for the undersigned's responsibility to comply with the requirements of the Exchange
Act (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and

(4)	this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the
Exchange Act.

The undersigned hereby gives and grants the foregoing attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.

This Power of Attorney shall be valid until such time as it is revoked by the undersigned in writing.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 13th day of June, 2011.


/s/ Ozey K Horton, Jr.

Ozey K. Horton, Jr.



STATE OF OHIO,
COUNTY OF FRANKLIN, ss:

Before me appeared Ozey K. Horton, Jr., who acknowledged that he did sign the foregoing Power of Attorney, witness my hand the 13th day of June, 2011.


/s/Barbara J Watson
Notary Public, State of Ohio
My Commission Expires 10-06-12